                        AMENDMENT TO SERVICES AGREEMENT


         This Amendment, dated as of the      day of February, 1999 made by and
between DLJ Winthrop Focus Funds, (the "Fund") operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"), and duly organized and existing under the laws of the Commonwealth of Massachusetts and First Data Investor Services Group, Inc. ("Investor Services Group"), a Massachusetts corporation (collectively, the "Parties").

                                WITNESSETH THAT:

         WHEREAS, the parties have entered into an agreement dated April 1, 1998, wherein Investors Services Group has agreed to provide fund accounting, custody administration, stock transfer agency, shareholder and other related services to the Fund. (The Services Agreement); and

         WHEREAS, the Parties wish to amend the Services Agreement to reflect the new name of the Fund and each series and to include under its terms an additional Class of shares ("Class D") for those series noted in Schedule A:

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     To amend Schedules "A" and "C" to the Services Agreement in the form attached hereto.

     This Amendment shall take effect upon the date on which the Class D shares commence operations.

     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with amended Schedules "A" and "C", to be signed by their duly authorized officers as of the day and year first above written.

DLJ Winthrop Focus Funds             First Data Investor Services Group, Inc,




--------------------------------     -----------------------------------------
By:                                  By:  Kenneth J. Kempf,
                                          Senior Vice President

-------------------------------------------------------------------------------
Amendment to Services Agreement between DLJ Winthrop Focus Funds and First
Data Investor Services Group

                                   SCHEDULE A

                             LISTING OF PORTFOLIOS


Below are listed the portfolios/series to which services under this Agreement are to be performed.


                   DLJ WINTHROP FOCUS FUNDS


       1. DLJ Winthrop Growth Fund, Class A, Class B, Class D
       2. DLJ Winthrop Growth and Income Fund, Class A, Class B, Class D
       3. DLJ Winthrop Small Company Value Fund, Class A, Class B
       4. DLJ Winthrop Fixed Income Fund, Class A, Class B, Class D
       5. DLJ Winthrop Municipal Trust Fund, Class A, Class B
















-------------------------------------------------------------------------------
Amendment to Services Agreement between DLJ Winthrop Focus Funds and First
Data Investor Services Group

                                   SCHEDULE C

===============================================================================
                                  FEE SCHEDULE
                                      for
                            DLJ WINTHROP FOCUS FUNDS
===============================================================================


TRANSFER AGENCY AND SHAREHOLDER SERVICES FEES

     I.    TRANSFER AGENT AND SHAREHOLDER SERVICES: (1/12th payable monthly)

           For the DLJ Winthrop Focus Funds: Growth Fund, Growth and Income Fund, Small Company Value Fund, Fixed Income Fund, Municipal Trust Fund.

           $24.00 per account per year for the first 3,000 accounts $22.00 per account per year for accounts from 3,001 to 4,000 $19.00 per account per year for accounts from 4,001 to 10,000 $18.00 per account per year for accounts from 10,001 to 40,000 $17.00 per account per year for accounts from 40,001 to 50,000 $15.00 per account per year for accounts over 50,000

           Breakpoints are applied on ALL accounts in a fund when a breakpoint is reached.

           $3.00 per account per year per portfolio for closed accounts.

           Annual minimum for the above named dual class funds is $45,000 per fund

           Annual minimum for the above named triple class funds is $60,000 per fund

     II.   IRA's, 403(b) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:
           Annual Maintenance Fee - $15.00 per participant as identified by tax ID/social security number, regardless of the number of funds held.

     III.  FUND/SERV PROCESSING
           No additional FDISG charge

     IV.   NETWORKING PROCESSING
           No additional FDISG charge

     V.    IMPRESSNet -- Web Transaction Engine
           Set up Fee: $150 per hour                      WAIVED

           o Reviewing client network requirements and signing off on the requirements
           o       Recommending method of linking to the Web Transaction Engine

           o       Installing the network hardware and software
           o       Implementing the network connectivity
           o       Testing the network connectivity and performance

           Transaction Cost:

           o       Account Inquiry          $.10 per inquiry*
           o       Financial Transactions   $.50 per transaction

                   * When the average number of inquiries reaches a cost of $2,000 per month both, parties in good faith agree to negotiate a volume discount.

           Annual Maintenance Fee:  $50,000 per annum

           o Releases of new versions of the Web Transaction Engine (does not include customization)
           o       Maintain security infrastructure with auditing function
           o       Monthly usage reports
           o       Help Desk Support

           Hardware Maintenance Fee:        $50,000 per annum WAIVED

           o       Does not include client hardware and software requirements.
                   That is an out-of-pocket expense for the client
           o       Installation of hardware is billed as time and materials
                   Does not include third party hardware and software
           o       maintenance agreements

           Customized Development:  $150 per hour

           Call Center Services for Registration (one-time):  $2.50 per call


FUND ACCOUNTING AND PORTFOLIO VALUATION FEES

I. ANNUAL FEE SCHEDULE on Total Relationship Basis, i.e. Focus and Opportunity Funds (1/12th payable monthly)

     $20,000 minimum per domestic fund and $25,000 minimum per global fund, plus

           .000175  On First   $1 Billion of combined funds? Average Net Assets
           .0001    Over       $1 Billion of combined funds? Average Net Assets

           Average Net Assets are based on combined classes total net assets.

           In addition, a base multi-class fee of $7,500 per year per dual class or $15,000 per year per triple class portfolio is assessed on multiple class portfolios. This fee is not included in the minimums discussed above.

           These fees apply to the current Focus and Opportunity funds as identified on Schedule

           A of their respective contracts with the existing class levels. To the extent the structure or composition of these funds should change, the fees will be subject to revision.


     II.   PRICING SERVICES QUOTATION FEE

           Specific costs will be identified based upon options selected by the client and will be billed monthly.

           FDISG does not currently pass along charges for U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

               -----------------------------------------------------------------------------------------------------

                                                                   Muller Data       Interactive      J.J. Kenny
               Security Types                                         Corp.*         Data Corp.*      Co., Inc.*
               -----------------------------------------------------------------------------------------------------

               Government Bonds                                  $      .50        $      .50       $   .25 (a)
               -----------------------------------------------------------------------------------------------------

               Mortgage-Backed (evaluated, seasoned, closing)           .50               .50           .25 (a)
               -----------------------------------------------------------------------------------------------------

               Corporate Bonds (short and long term)                    .50               .50           .25 (a)
               -----------------------------------------------------------------------------------------------------

               U.S. Municipal Bonds (short and long term)               .55               .80           .50 (b)
               -----------------------------------------------------------------------------------------------------

               CMO's/ARM's/ABS                                         1.00               .80          1.00 (a)
               -----------------------------------------------------------------------------------------------------

               Convertible Bonds                                        .50               .50          1.00 (a)
               -----------------------------------------------------------------------------------------------------

               High Yield Bonds                                         .50               .50          1.00 (a)
               -----------------------------------------------------------------------------------------------------

               Mortgage-Backed Factors (per Issue per Month)           1.00               n/a             n/a
               -----------------------------------------------------------------------------------------------------

               U.S. Equities                                           (d)               .15              n/a
               -----------------------------------------------------------------------------------------------------

               U.S. Options                                             n/a               .15             n/a
               -----------------------------------------------------------------------------------------------------

               Domestic Dividends & Capital Changes
               (per Issue per Month)                                    (d)              3.50             n/a
               -----------------------------------------------------------------------------------------------------

               Foreign Securities                                       .50               .50             n/a
               -----------------------------------------------------------------------------------------------------

               Foreign Securities Dividends & Capital Changes
               (per Issue per Month)                                   2.00              4.00             n/a
               -----------------------------------------------------------------------------------------------------

               Set-up Fees                                              n/a             n/a (e)         .25 (c)
               -----------------------------------------------------------------------------------------------------

               All Added Items                                          n/a               n/a           .25 (c)
               -----------------------------------------------------------------------------------------------------

           * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day.
                (a) $35.00 per day minimum
                (b) $25.00 per day minimum
                (c) $ 1.00, if no CUSIP
                (d) At no additional cost to FPS clients
                (e) Interactive Data also charges monthly transmission costs and disk storage charges.

           A)   Futures and Currency Forward Contracts  $2.00 per Issue per Day

           B) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
                      *Based on current vendor costs, subject to change.

                Specific costs will be identified based upon options selected by the client and will be billed monthly.

           C)   Reuters, Inc.*
                      *Based on current vendor costs, subject to change.

                FDISG does not currently pass along charges for domestic security prices supplied by Reuters, Inc.

           D)   Municipal Market Data* (if applicable)
                    *Based on current vendor costs, subject to change.

                Specific costs will be identified based upon options selected by the client and will be billed monthly.

     III.  SEC YIELD CALCULATION: (if applicable)
           Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).


CUSTODY ADMINISTRATION FEES

                      70% of the following fees will apply

     I. DOMESTIC SECURITIES AND ADRs Per Portfolio: (1/12th payable monthly) U.S. Dollar Denominated Securities only

           For the DLJ Winthrop Focus Funds: Growth Fund, Growth and Income Fund, Small Company Value Fund, Fixed Income Fund, Municipal Trust Fund.

           .000168  On First          $75 Million of Average Net Assets
           .000120  On the Next       $75 Million of Average Net Assets
           .000100  Over              $150 Million of Average Net Assets

           Minimum monthly fee is $500 per portfolio.


     II.   CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE: (billed monthly)

           Book Entry DTC, Federal Book Entry, PTC                      $14.00

           Physical/Options/RIC's                                       $24.00
           Mortgage Backed Securities -- Principal paydown per pool     $11.00

           A transaction includes buys, sells, maturities or free security movements.

     III.  WHEN ISSUED, SECURITIES LENDING, INDEX FUTURES, etc.:
           Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply to the long term funds, $125 per account per month for the money funds.

     IV.   CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO

               -----------------------------------------------------------------------------------------

                             Countries                 *Safekeeping Charges        Transaction Fee
                                                          (BASIS POINTS)                (USD)
               -----------------------------------------------------------------------------------------

               Argentina                                        26                        65
               -----------------------------------------------------------------------------------------

               Australia                                        4                         75
               -----------------------------------------------------------------------------------------

               Austria                                          20                        75
               -----------------------------------------------------------------------------------------

               Belgium (reg bds)                                5                         75
               -----------------------------------------------------------------------------------------

               Belgium (equities and Cpn bds)                   5                         75
               -----------------------------------------------------------------------------------------

               Brazil                                           29                        75
               -----------------------------------------------------------------------------------------

               Canada                                           3                         30
               -----------------------------------------------------------------------------------------

               Chile                                            29                        90
               -----------------------------------------------------------------------------------------

               China                                            29                       105
               -----------------------------------------------------------------------------------------

               Colombia                                         34                       105
               -----------------------------------------------------------------------------------------

               Czech Republic                                   44                       105
               -----------------------------------------------------------------------------------------

               Denmark                                          6                         85
               -----------------------------------------------------------------------------------------

               Euromarket (Cedel/Euroclear)                     3                         30
               -----------------------------------------------------------------------------------------

               Finland                                          12                        65
               -----------------------------------------------------------------------------------------

               France                                           4                         70
               -----------------------------------------------------------------------------------------

               Germany                                          4                         60
               -----------------------------------------------------------------------------------------

               Greece                                           39                       125
               -----------------------------------------------------------------------------------------

               Hong Kong                                        6                         95
               -----------------------------------------------------------------------------------------

               Hungary                                          54                       125
               -----------------------------------------------------------------------------------------

               India                                            49                       135**
               -----------------------------------------------------------------------------------------

               Indonesia                                        24                        90
               -----------------------------------------------------------------------------------------

               Ireland                                          4                         45
               -----------------------------------------------------------------------------------------

               Israel                                           14                        45
               -----------------------------------------------------------------------------------------

               -----------------------------------------------------------------------------------------

                             Countries                 *Safekeeping Charges        Transaction Fee
                                                          (BASIS POINTS)                (USD)
               -----------------------------------------------------------------------------------------

               Italy                                            6                         60
               -----------------------------------------------------------------------------------------

               Japan (bonds)                                    5                         55
               -----------------------------------------------------------------------------------------

               Japan (equities)                                 5                         55
               -----------------------------------------------------------------------------------------

               Luxembourg                                       3                         30
               -----------------------------------------------------------------------------------------

               Malaysia                                         10                        85
               -----------------------------------------------------------------------------------------

               Mexico                                           10                        65
               -----------------------------------------------------------------------------------------

               Morocco                                          38                       130
               -----------------------------------------------------------------------------------------

               Netherlands                                      4                         50
               -----------------------------------------------------------------------------------------

               New Zealand                                      6                         50
               -----------------------------------------------------------------------------------------

               Norway                                           6                         95
               -----------------------------------------------------------------------------------------

               Pakistan                                         39                       125
               -----------------------------------------------------------------------------------------

               Peru                                             49                       125
               -----------------------------------------------------------------------------------------

               Philippines                                      16                       105
               -----------------------------------------------------------------------------------------

               Poland                                           64                       125
               -----------------------------------------------------------------------------------------

               Portugal                                         20                       130
               -----------------------------------------------------------------------------------------

               Russia (equities)                                63                       155
               -----------------------------------------------------------------------------------------

               Singapore                                        8                        105
               -----------------------------------------------------------------------------------------

               South Africa                                     8                         50
               -----------------------------------------------------------------------------------------

               South Korea                                      16                        60
               -----------------------------------------------------------------------------------------

               Spain                                            9                         95
               -----------------------------------------------------------------------------------------

               Sri Lanka                                        29                        75
               -----------------------------------------------------------------------------------------

               Sweden                                           5                         85
               -----------------------------------------------------------------------------------------

               Switzerland                                      8                         65
               -----------------------------------------------------------------------------------------

               Taiwan                                           21                        85
               -----------------------------------------------------------------------------------------

               Thailand                                         10                        65
               -----------------------------------------------------------------------------------------

               Turkey                                           29                       105
               -----------------------------------------------------------------------------------------

               United Kingdom                                   3                         40
               -----------------------------------------------------------------------------------------

               Venezuela                                        39                       100
               -----------------------------------------------------------------------------------------

           CHART NOTES:

           * Fee expressed in basis points per annum is calculated based upon month-end market value.

           ** Transaction charge is per 10,000 shares or part thereof.

           Funds Transfer -- $25.00 per transaction (for cash transfers not related to security settlements).

           A transaction includes buys, sells, maturities or Free Security movements.

           GLOBAL NETWORK USAGE FEE -- Minimum monthly fee is $500 per portfolio.


     V.    CUSTODY MISCELLANEOUS FEES

           Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.


ADDITIONAL SERVICES

To the extent the Funds commence using investment techniques such as Security Lending, Swaps, Leveraging, Short Sales, Derivatives, Precious Metals, or foreign currency futures and options, additional fees will apply. Activities of a non-recurring nature such as shareholder in-kinds, fund consolidations, mergers or reorganizations will be subject to negotiation. Any additional/enhanced services, programming requests, or reports will be quoted upon request.